UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2017

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 745-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee (the “Committee”) of the Board of Directors of Juniper Networks, Inc. (the “Company”) annually reviews the Company’s form of change of control agreement and form of severance agreement.

On August 29, 2017, the Committee completed its regular annual review of both the Company’s form of change of control agreement, which is due to expire pursuant to its terms on January 1, 2018, and form of severance agreement, which is due to expire pursuant to its terms on January 1, 2019. As part of this annual review, and upon the recommendation of the Committee’s independent compensation consultant, the Committee approved (i) an updated form of change of control agreement (the “Change of Control Agreement”) and the use of such agreement for Rami Rahim, the Company’s Chief Executive Officer, and certain members of the Company’s senior management, including Ken Miller, Vincent Molinaro and Pradeep Sindhu, and (ii) an updated form of severance agreement (the “Severance Agreement”) and the use of the Severance Agreement for Mr. Rahim and certain members of the Company’s senior management, including Messrs. Miller, Molinaro and Sindhu.

The Change of Control Agreement will replace the existing change of control agreements for such officers and members of senior management and includes, among other things, the following changes: (i) a change to the expiration date from January 1, 2018 to January 1, 2021, (ii) a change in the timing of initial eligibility to receive severance benefits for covered terminations from 4 months after a change of control to immediately following a change of control , (iii) a change to the payment in lieu of continuation of benefits (the “Benefits Payment”) from $36,000 to 12 multiplied by the employee’s monthly premium cost for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, based on the employee’s benefit plan elections in place as of the date of the employee’s termination of employment (the “Annual Benefit Amount”), (iv) a revision to the matters carved out of the release of claims employees execute in connection with receipt of their severance benefits, and (v) the addition of a non-disparagement provision to the release of claims.

The Severance Agreement will replace the existing severance agreements for such officers and members of senior management and includes, among other things, the following changes: (i) a change to the expiration date from January 1, 2019 to January 1, 2021 to align to the expiration of the Change of Control Agreement, (ii) the addition of a form of release of claims as an exhibit to the Severance Agreement, similar to the one used in the Change of Control Agreement, (iii) a change to the Benefits Payment from $18,000 to the Annual Benefit Amount, (iv) an extension of severance benefits to resignations for “Good Reason” (as defined in the Severance Agreement), and (v) the addition as a severance benefit of the payment of an employee’s annual bonus (pro-rated for time spent at the Company during the year) based on actual performance.

The foregoing summaries of the Change of Control Agreement and Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the agreements, which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Change of Control Agreement for Certain Officers, approved for use on August 29, 2017

10.2	Form of Severance Agreement for Certain Officers, approved for use on August 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

August 31, 2017	By:	/s/ Brian M. Martin
Name: Brian M. Martin
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change of Control Agreement for Certain Officers, approved for use on August 29, 2017

10.2	Form of Severance Agreement for Certain Officers, approved for use on August 29, 2017